PICO Holdings, Inc. Announces an Increase in the Board
Authorization of its Stock Repurchase Program

Carson City, Nevada. - January 31, 2020

PICO Holdings, Inc. (Nasdaq: PICO) announced today that its Board of Directors has approved the repurchase of up to an aggregate of $100 million of its common stock which would be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market, as capital becomes available.

The Company's Board of Directors had previously authorized in November 2015 an aggregate of $50 million for its stock repurchase program and to date the Company has repurchased 3,494,443 shares for approximately $38.9 million.

The Company also announced the Company's broker under the expanded repurchase program is Bank of America (Corporate Execution Desk (212) 449-4900).

About PICO Holdings

As of September 30, 2019, our primary holding was Vidler Water Company, Inc. ("Vidler"), a water resource and water storage business, with assets and operations primarily in the Southwestern U.S.

Currently, we believe the Company’s highest potential return to shareholders is from a return of capital. As we monetize assets, rather than reinvest the proceeds, we intend to return capital to shareholders through a stock repurchase program or by other means such as special dividends. Nonetheless, we may, from time to time, reinvest a portion of proceeds from asset monetizations in further development of existing assets, if we believe the returns on such reinvestment outweigh the benefits of a return of capital.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our stock repurchase program. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Statements in this press release that are not historical, including statements regarding our business objectives, our ability to monetize our water resources, the future demand for our water resources, our ability to preserve and utilize NOLs to offset taxable income and reduce our federal income liability, and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means, are forward-looking statements based on current expectations and assumptions and are subject to risks and uncertainties.

In addition, a number of other factors may cause results to differ materially from our expectations, including, without limitation: any slow down or downturn in the housing or real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses in which Vidler operates; the continued service and availability of the Company’s key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our

Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (775) 885-5000 x200 or at http://investors.picoholdings.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Contact:	Dorothy Timian-Palmer
President & Chief Executive Officer
(775) 885-5000